                          DATED 17th September, 1996               Exhibit 10.12



                              TI REYNOLDS LIMITED


                                      and


                                  TI GROUP plc


                               -----------------

                                   AGREEMENT
                           for the sale and purchase
                            of freehold property at
                             Oldbury, West Midlands

                               -----------------


                                 ALLEN & OVERY

                                     London
                                  PY:209205.1

                                    CONTENTS


       Clause                                                           Page

       1.  Interpretation..................................................1
       2.  Sale............................................................2
       3.  Title...........................................................2
       4.  Covenants and Rights............................................3
       5.  Vacant Possession and Leases....................................3
       6.  Transfer........................................................3
       7.  Completion......................................................3
       8.  Conditions of Sale..............................................4
       9.  Notices.........................................................4

       Schedules

       1.  The Oldbury Site................................................5
       2.  The Property....................................................5
       3.  The Covenants and The Rights....................................5
       4.  New Rights......................................................6
       5.  Reserved Rights.................................................7
       6.  Declarations....................................................8
       7.  New Covenants by the Buyer in favour of the Retained Land.......8
       8.  Stipulations by the Seller in favour of the Property............9
       9 . The Licence Documents..........................................10
       10. The Leases.....................................................10
       11. Rights to use the Effluent Discharge System....................11



      THIS AGREEMENT is made on 17th September, 1996

BETWEEN:

(1) TI REYNOLDS LIMITED whose registered office is at Lambourn Court, Abingdon, Oxon OX14 1UH (the "Seller"); and

(2) TI GROUP PLC whose registered office is at 50 Curzon Street, London WIY 7PN (the "Buyer").

IT IS AGREED as follows:

1.   INTERPRETATION

(1)  In this agreement:

     "Covenants" means the covenants specified in Schedule 3;

     "Declarations" means the declarations specified in Schedule 6;

     "Effluent Discharge System" means the Holding Tank and the Service Media used for discharge of trade effluent into the Marl Hole;

     "Holding Tank" means the acid holding tank shown in the position shown coloured yellow on the Plan;

     "Leases" means the leases specified in Schedule 10;

     "Licence Documents" means the documents referred to in Schedule 9;

     "Marl Hole" means all that property at Rounds Green Road and Shidas Lane shown for the purposes of identification only edged orange on the Plan comprising all of the land registered at HM Land Registry under title number WM496306;

     "New Covenants" means the covenants specified in Schedule 7;

     "New Rights" means the rights specified in Schedule 4;

     "Oldbury Site" means all that property at Brades Road and Rounds Green Road, Oldbury more particularly described in Schedule 1;

     "Plan" means the plan attached to this agreement;

     "Property" means the property specified in Schedule 2;

     "Reserved Rights" means the rights specified in Schedule 5;

     "Retained Land" means the land to be retained by the Seller shown edged green on the Plan;

     "Rights" means the rights specified in Schedule 3;

     "Service Media" means all pipes, drains, wires, sewers, watercourses, cables, conduits and other service media;

     "Specified Period" means the period beginning with the date which first appears on page 1 and enduring for 80 years which is the perpetuity period applicable to the transfer;

     "Stipulations" means the stipulations specified in Schedule 8;

     "VAT" means value added tax.

(2)  In this agreement:

     (a) references to a person include a body corporate and an unincorporated association of persons;

     (b) references to a natural person include his estate and personal representatives; and

     (c) references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

(3)  Any reference, express or implied, to an enactment includes references to:

     (a) that enactment as amended, extended or applied by or under any other enactment (before or after this agreement);

     (b) any enactment which that enactment re-enacts (with or without modification); and

     (c) any subordinate legislation made (before or after this agreement) under that enactment, as amended, extended or applied as described in paragraph (a) above or under any enactment referred to in paragraph
           (b) above.

(4)  Sub-clauses (1) to (3) above apply unless the contrary intention appears.

(5)  The headings in this agreement do not affect its interpretation.

2.   SALE

(1) The Seller agrees to sell and the Buyer agrees to buy the Property at the price of One million seven hundred thousand pounds ((Pounds)1,700,000).

(2) The Seller sells and will transfer that part of the Property which is registered with title numbers WM496305, WM496306 and WM589257 with full title guarantee and otherwise transfers such right, title and interest as it has in that part of the Property which is registered with title number WM566236.

3.   TITLE

     The Seller's title is registered as part at HM Land Registry with absolute title under title numbers WM496305, WM496306 and WM589257 and as to part with possessory title under title number WM566236.

4.   COVENANTS AND RIGHTS

     The Property is sold subject to the Covenants and the Rights and also subject to and with the benefit of the Licence Documents. The Buyer shall not raise any enquiry, or objection or requisition in respect of the Covenants, the Rights or the Licence Documents.

5.   VACANT POSSESSION AND LEASES

     The Property is sold subject to the Leases but otherwise with vacant possession on completion. The Buyer shall not raise any enquiry on, or objection or requisition in respect of the Leases.

6.   TRANSFER

     The transfer shall contain:

     (1)   a grant of the New Rights for the benefit of the Property;

     (2) a reservation of the Reserved Rights for the benefit of the Retained Land;

     (3) a covenant by the Buyer with the Seller that the Buyer and the persons deriving title under the Buyer will:

           (a) observe and perform the Covenants and the covenants on the part of the landlord contained in the Leases; and

           (b) keep the Seller indemnified from all proceedings, costs, claims and expenses on account of any breach of any of the Covenants or of the covenants on the part of the landlord contained in the Leases;

     (4) a covenant by the Buyer with the Seller (so as to bind the Property) to perform and observe the New Covenants;

     (5)   a covenant by the Seller with the Buyer (so as to bind the Retained
           Land) to perform and observe the Stipulations;

     (6)   the Declarations; and

     (7) provisions that any dispute arising in connection with any of the provisions of the transfer shall be determined in default of agreement by an expert to be agreed upon between the Seller and the Buyer or failing agreement to be appointed on the application of either party (after notice in writing to the other party) by the president of the Royal Institution of Chartered Surveyors whose judgement shall be final and binding following representations by both parties and the costs of such expert shall be borne by the parties equally unless he otherwise directs.

7.   COMPLETION

     The sale shall be completed on or before the date specified by either party in a written notice given to the other party at any time.

8.   CONDITIONS OF SALE

     Conditions 5, 6, 8, 9, 10, 12-17 (inclusive), 21 and 22 of the National Conditions of Sale (20th Edition) are incorporated in this agreement so far as they:

     (a)   apply to a sale by private treaty of freehold property; and

     (b)   are not inconsistent with the other clauses of this agreement.

9.   NOTICES

     Any notice or document to be served under this agreement may be delivered or sent by prepaid first class recorded delivery post or telex or facsimile process to the party to be served.

10.  VALUE ADDED TAX

     The Seller shall not prior to completion elect to waive the exemption to value added tax in respect of the Property.

AS WITNESS the hands of duly authorised representatives of the parties on the date which appears first on page 1.

                                   SCHEDULE 1

                                The Oldbury Site


All that freehold property at Rounds Green Road and Brades Road, Oldbury, West Midlands as the same is registered at H M Land Registry with title numbers WM496305, WM496306, WM589257 and WM566236 and is shown for the purposes of identification only edged red, orange and green on the Plan.


                                   SCHEDULE 2

                                  The Property

All that freehold property at the Oldbury Site shown for the purposes of identification only edged red and edged orange on the Plan.


                                   SCHEDULE 3

                          The Covenants and The Rights

(1) In relation to title number WM496305 the covenants and other matters referred to in entry no. 1 2 and 3 of the charges register of that title and to the rights referred to in the property register of that title.

(2) In relation to title number WM496306, the covenants and other matters referred to in entry nos. 1 2 and 3 of the charges register of that title and to the rights referred to in the property register of that title.

(3) In relation to title number WM589257 the covenants and other matters referred to in entry numbers 2 and 3 of the charges register of that title and the rights referred to in the property register of that title.

(4) In relation to title number WM566236 all rights of water, drainage and water course and light and other easements and quasi or reputed easements, covenant or rights, restrictions or stipulations and rights of adjoining owners (if any) at the date of this agreement affecting the same (and without any obligation on the part of the Seller to define the same).

(5)  The covenants and other matters referred to in the Licence Documents.


                                   SCHEDULE 4

                                   New Rights

1. The right of support for the Property from the Retained Land including the buildings on it.

2. (Subject to the Buyer making the payments referred to below) the right for all proper purposes connected with the Property to the free passage and running of water soil (excluding trade effluent and other effluent referred to in paragraph 2 of Schedule 8 of this agreement) gas electricity and other services to and from the Property through the Service Media now laid or in the future during the Specified Period to be laid in under or over the Retained Land with power at any time or times having given prior written notice to the Seller (or the other occupier of the Retained Land) to enter on the Retained Land for the purpose of making connections with, repairing, renewing, maintaining, inspecting or cleansing the Service Media PROVIDED THAT the person entering the Retained Land pursuant to the rights reserved by this Paragraph 2 shall:

     (1)  cause as little damage as is reasonably practicable to the Retained
          Land;

     (2) make good so far as is reasonably practicable all damage so caused as soon as reasonably practicable;

     (3) take all reasonable steps to minimise the disruption caused thereby to the conduct of the trade or business carried on upon the Retained Land; and

     (4) not materially diminish the services enjoyed by the Retained Land as a result of the exercise of the rights reserved by this Paragraph 2,

     and further subject to and conditional on the Buyer paying within seven days of demand a fair proportion (to be absolutely decided by the Seller's Surveyor) of the costs of inspecting maintaining repairing and renewing (including the costs where necessary of replacing the same) such Service Media as are common to the Property and the Retained Land.


                                   SCHEDULE 5

                                Reserved Rights

1. The right of support for the Retained Land from the Property including the buildings on it.

2. Subject to the Seller making the payments referred to below the right for all proper purposes connected with the Retained Land to the free passage and running of water soil (excluding trade effluent and other effluent referred to in paragraph 3 of Schedule 7 to this agreement) gas electricity and other services to and from the Retained Land through the Service Media (excluding the Effluent Discharge System) now laid or in the future during the Specified Period to be laid under or over the Property with power at any time or times having given prior written notice to the Buyer (or the other occupier of the Property) to enter on the Property for the purpose of making connections with, repairing, renewing, maintaining, inspecting or cleansing the Service Media PROVIDED THAT the person entering the Property pursuant to the rights reserved by this Paragraph 2 shall:

     (1)  cause as little damage as is reasonably practicable to the Property;

     (2) make good so far as is reasonably practicable all damage so caused as soon as reasonably practicable;

     (3) take all reasonable steps to minimise the disruption caused thereby to the conduct of the trade or business carried on upon the Property; and

     (4) not materially diminish the services enjoyed by the Property as a result of the exercise of the rights reserved by this Paragraph 2,

     and further subject to and conditional on the Seller paying a fair proportion (to be decided absolutely by the Buyer's Surveyor) of the costs of inspecting maintaining repairing and renewing (including the costs where necessary of replacing the same) such Service Media as are common to the Property and the Retained Land (excluding the Effluent Discharge System).

3. Subject to the further terms and conditions set out in Schedule 11 of this agreement (and so far only as the Seller can grant the same) the right to discharge trade effluent from the Retained Land into the pipes and drains on the Property leading to the Holding Tank and thereafter into the Effluent Discharge System.

4. Subject to the Seller continuing to make the payments referred to in paragraph 3(l) of Schedule 8 of this agreement and until such services have been separated as provided for in paragraph 3(3) or until expiry of a notice served by the Seller in accordance with the provisions of paragraph 3(l) the right to the supply of gas and electric current and power from the mains supply through the Service Media and other receiving equipment for such services located on the Property.


                                   SCHEDULE 6

                                  Declarations

1. A declaration that the transfer does not include any easements for the benefit of the Property or the Retained Land other than those expressly mentioned in Schedule 3 and Schedule 4 to this agreement (and in the case of the Retained Land the rights benefiting the Retained Land set out in the registers of title numbers WM496305, WM496306, WM566236 and WM589287).


                                   SCHEDULE 7

           New Covenants by the Buyer in favour of the Retained Land

1. Not to do anything on the Property which may be or grow to be a nuisance to the Seller or its successors in title to the Retained Land or any other owners of nearby land.

2. Not to transfer the whole or any part of the freehold interest in the Property without first procuring that the transferee executes and delivers to the Seller a deed by which the transferee covenants with the Seller to observe and perform the obligations on the part of the Buyer set out in
     Schedule 11.

3. Not to discharge any effluent into the Service Media in under or over the Retained Land as may be in any way harmful or corrosive to the Service Media or cause any obstruction or deposit therein and not to discharge any effluent or waste liquid into the canal adjoining or near to the Property without the consent of the water authority and the Seller (and the Buyer shall indemnify the Seller in respect of all costs damage loss or liabilities arising out of breach of this covenant).

4. To maintain in good and substantial repair the fence erected or to be erected between the points marked "A", "B", "C", "D" and "E" on the Plan.


                                   SCHEDULE 8

              Stipulations by the Seller in favour of the Property

1. Not to do anything on the Retained Land which may be or grow to be a nuisance for the Buyer or its successors in title to the Property.

2. Not to discharge any effluent into the Service Media in under or over the Property (save as permitted pursuant to paragraph 3 of Schedule 4 to this agreement) as may be in any way harmful or corrosive to the Service Media or cause any obstruction or deposit therein and not to discharge any effluent or waste liquid into the canal adjoining or near to the Retained Land without the consent of the water authority and the Buyer (and the Seller shall indemnify the Buyer in respect of all costs damage loss or liabilities arising out of breach of this covenant).

3.   (1)  In connection with the rights reserved to the Seller in paragraph 4 of
          Schedule 4 the Seller covenants with the Buyer to reimburse to the Buyer on demand all charges paid by the Buyer for metered usage of gas and electric current and power consumed by the owners and occupiers of the Retained Land and a fair proportion according to user (to be decided by the Buyer's surveyor acting reasonably):

          (a) all periodic and standing charges and meter rents (if any) relating to such supply (insofar as not payable directly to the relevant statutory authority by the Seller); and

          (b) of all reasonable and proper costs incurred by the Buyer in the maintenance and repair of any installations and equipment used in connection with the supply of such services,

          Provided that the Seller shall be entitled to take access onto the Property on giving reasonable notice to the Buyer to read any meters and to receive from the Buyer on the request and at the cost of the Seller copies of all bills rendered for charges for which the Buyer is seeking reimbursement and Provided further that the Seller shall be entitled to determine the arrangements for the provision of electricity or gas to the Retained Land from the Property by giving not less than one month's notice in writing to the Buyer and following expiry of such notice the Buyer shall not be entitled to recover such costs in connection with or in relation to the supply of gas or electricity (as appropriate).

     (2) The Buyer covenants with the Seller until expiry of any notice served by the Seller determining the arrangements referred to in paragraph 3(l) above to maintain all equipment and Service Media for the supply of electricity and gas to the Retained Land in sufficient condition to ensure the continued supply of those services at all times provided however that the Buyer shall not be liable to the Seller nor shall the Seller have any claim against the Buyer in respect of any interruption in the supply of gas or electrical services caused by reason of:

          (a) necessary repairs or maintenance of any installations or apparatus; or

          (b)  damage to or destruction of any installations or apparatus; or

          (c)  mechanical or other defect or breakdown; or

          (d)  frost or other inclement conditions; or

          (e)  by any other causes unavoidably beyond the control of the Buyer,

          provided further that the Buyer will at the joint cost of the Seller and the Buyer effect and keep in place insurance in an amount to be agreed between the parties acting reasonably in respect of any losses incurred by the Seller as a result of interruption to the services caused by the negligence or default of the Buyer.

     (3) The provisions of this paragraph 3 shall only apply until such time as the electricity and gas services to the Oldbury Site have been separated so as to allow the Seller a direct supply of the same.


                                   SCHEDULE 9

                             The Licence Documents

(1) A licence dated 1st August, 1989 between TI Reynolds Limited (1) and TI Accles & Pollock Limited (2) concerning rights to discharge trade effluent at the Property;

(2) a licence dated 1st August, 1989 between TI Reynolds Limited (1) and TI Apollo Limited (2) concerning rights to discharge trade effluent at the Property;

(3) a management agreement dated 1st August, 1989 made between TI Reynolds Limited (1) and TI Accles & Pollock Limited (2).


                                  SCHEDULE 10

                                  The Leases

(1) Lease dated 1st August, 1989 between TI Reynolds Limited (1) and TI Accles & Pollock Limited (2) relating to ground floor of building 1.

(2) Lease dated 1st August, 1989 between TI Reynolds Limited (1) and TI Accles & Pollock Limited (2) relating to buildings 2, 4, 9, 18, 19, 21, 22, 23, 24, 26, 27, 28, 29, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, and 46.

(3) Lease dated 1st August, 1989 between TI Reynolds Limited (1) and TI Apollo Limited (2) relating to first floor of building 1.

(4) Lease dated 1st August, 1989 between TI Reynolds Limited (1) and TI Apollo Limited (2) relating to buildings 6, 7, 8, 10, 11, 12, 13, 14, 15, 16, 17,
     37 and 47.


                                  SCHEDULE 11

                  Rights to use the Effluent Discharge System

The terms and conditions subject to which the rights referred to in paragraph 3 of Schedule 4 of this agreement may be exercised are as follows:

1.   In this Schedule:

     "Effluent Discharge Consents" means the waste management licence and trade effluent discharge consents dated 16th March, 1978, 16th January, 1979, 22nd December, 1982 and 17th February, 1987 and any supplemental or subsequent consents or licences relating to the discharge of trade effluent into the Marl Hole;

     "Licence Fee" means six thousand pounds ((Pounds)6,000) per annum or such other increased amount as may from time to time be determined in accordance with paragraph 6 of this Schedule;

     "Effluent Discharge Rights" means the rights granted in paragraph 3 of
     Schedule 2 to this transfer.

2.   The Seller agrees and undertakes:

     (1)  to pay to the Buyer (subject to the provisions of paragraph 4):

          (a) the Licence Fee (together with any Value Added Tax) by four equal instalments in advance on the 25th March, 24th June, 29th September and 25th December in each year (or for any lesser period a due proportion of it apportioned on a day to day basis);

          (b) on demand a fair proportion according to user (to be decided by the Buyer's Surveyor acting reasonably) of the reasonable and proper costs and expenses incurred by or on behalf of the Buyer in the maintenance, repair, operation and management of the Effluent Discharge System and of any rates or other proper outgoings relating to the same, including, without limitation, the costs incurred in connection with:

               (i)    Waste Management Subsistence Charge

               (ii)   Caustic liquor ex MEL Chemicals

               (iii)  Severn Trent Water - Trade Effluent Charges

               (iv)   Maintenance - Parts

               (v)    Maintenance - Labour

               (vi)   Environmental Engineer

               (vii)  Acid Well cleaning - Aquaforce

               (viii) Calibration & maintenance of instruments (West Mid Inst)

               (ix)   Ground Water Analysis Charges

               (x)    Management fee

               (xi)   Insurance.

          Provided always that the Seller shall be entitled to require the Buyer to provide evidence in a suitable form of the costs and expenditure incurred including copies of relevant invoices and provided further that the Seller shall have the right on giving reasonable notice to inspect metering equipment used in the Effluent Discharge System and in the event of any dispute the matter shall be referred to the expert referred to in the transfer;

     (2) if the Buyer intends to make or incur extraordinary expenditure in excess of (Pounds)10,000 in any one year in addition to the usual or historic running and maintenance costs of the Effluent Discharge System the Buyer shall first notify the Seller in writing of such proposed extraordinary expenditure and shall not be entitled to charge such extraordinary expenditure to the Seller if within 28 days following receipt of such notice the Seller serves notice terminating the Effluent Discharge rights in accordance with the provisions of paragraph 5 of this Schedule;

     (3) at all times to observe and perform all the terms and conditions of the Effluent Discharge Consents and not to do or permit to be done on the Retained Land any matter or thing which would or might constitute or lead to a breach of the Effluent Discharge Consents or any other trade effluent, waste management licences consents and permissions from time to time governing the discharge of trade effluent at the Property or any part thereof;

     (4) to ensure that any effluent discharged pursuant to these provisions is consistent (so far as relates to materials discharged, volume, flow rate and in all other respects) with the Effluent Discharge Consents;

     (5) notwithstanding anything contained in the Effluent Discharge Consents not to discharge more than 150 tonnes of effluent into the Effluent Discharge System in any 24 hour period (or such other amount as may be agreed by the Seller and the Buyer);

     (6) not to obstruct the access to any Service Media forming part of the Effluent Discharge System;

     (7) to exercise the rights granted for the purposes designated above in such a way as to cause no nuisance damage disturbance annoyance inconvenience or interference to the Property or adjoining or neighbouring property or to the owners occupiers or users of such adjoining or neighbouring property;

     (8) not to do any act matter or thing which would or might constitute a breach of any statutory requirements relating to the operation of and discharge of trade effluent through the Effluent Discharge System or place the Buyer in breach of any statutory requirements affecting the Property or which might vitiate in whole or in part any insurance effected in respect of the operation of the Effluent Discharge System from time to time;

     (9) to indemnify the Buyer and keep the Buyer indemnified against all losses claims demands actions proceedings damages costs expenses and liabilities arising in any way from any breach of the Seller's undertakings contained in this Schedule or the exercise or purported exercise of any of the Effluent Discharge Rights;

     (10) to observe such reasonable rules and regulations as the Buyer may at any time make and of which the Buyer shall notify the Seller from time to time governing the way in which the Seller may make use of the rights granted for the purposes shown above;

     (11) to allow the Buyer and its officers servants and agents access to such parts of the Effluent Discharge System as are situate on the Retained Land in order to inspect maintain repair and renew the same.

3.   The Buyer agrees and undertakes:

     (1) to use all reasonable endeavours to maintain in full force and effect the Effluent Discharge Consents;

     (2) to maintain and operate the Effluent Discharge System so as to ensure compliance with the Effluent Discharge Consents;

     (3)  not to act in breach of the Effluent Discharge Consents.

4. The Seller may (subject to the Buyers' right to determine the Effluent Discharge Rights pursuant to paragraph 5 below) by giving not less than six months' notice to the Buyer notify the Buyer that the Seller temporarily has no requirement to utilise the Effluent Discharge Rights and on expiry of such notice the Licence Fee and the other payments referred to in paragraph 2(l)(b) shall cease to be payable until the Seller serves further written notice (of not less than one month) on the Buyer that it wishes to re-utilise the Effluent Discharge Rights and following expiry of such further notice the Licence Fee and other payments shall become payable again with effect from the date of expiry of such further notice.

5. The Effluent Discharge Rights shall be determined and the obligations of the parties under this schedule shall cease (but without prejudice to either parties rights in respect of any prior breach of the undertakings and agreements contained in this Schedule 11):

     (1) immediately on service of written notice given by the Buyer to the Seller at any time following any material breach by the Seller of its undertakings contained in this Schedule 11 (the Buyer having first served on the Seller written notice of the alleged breach and the required action to remedy the breach and the Seller having failed to remedy the breach in the time specified in the notice which must not be less than 7 days or if no time is specified within a reasonable period); or

     (2) on the expiry of not less than six months' notice given by the Buyer to the Seller at any time provided;

          (a) that the Buyer shall not be entitled to serve such notice before the expiry of 66 months from the date of this transfer unless at the date of service the Buyer intends permanently to cease its use of (and within six months of the date of such notice does permanently cease use of) the Effluent Discharge System; and

          (b) if the Buyer serves such notice before the expiry of 66 months from the date of this transfer the Buyer shall on expiry of such notice pay to the Seller an amount equal to the sum paid by the Seller to the Buyer pursuant to its obligations contained in paragraph 2(l)(b) of this Schedule for the period of twelve months immediately preceding service of the notice (together with any value added tax properly payable on that amount); or

     (3) forthwith on expiry of the Effluent Discharge Consents or on earlier determination of them by the relevant regulatory authority; or

     (4) on the expiry of not less than six months' notice given by the Seller to the Buyer at any time (where the Seller specifies it has no future requirement absolutely to use the Effluent Discharge System).

6. The Licence Fee shall be revised on each anniversary of the date of this transfer (each one being a "Review Date") as follows:

     (a)  the revised Licence Fee shall be the greater of:

          (i) the Licence Fee payable immediately before the relevant Review Date; and

          (ii) the amount of the Licence Fee payable immediately before the relevant Review Date multiplied by the sum of the Retail Prices Index for the month immediately preceding the relevant Review Date divided by the Retail Prices Index at the date of the immediately preceding Review Date subject to a maximum increase of 5% per annum;

     (b) the revised Licence Fee shall become payable from and including the relevant Review Date until termination of the Effluent Discharge Rights (subject to further review);

     (c) for the purposes of paragraph (a) above "Retail Prices Index" means the monthly index of retail prices maintained by the central statistical office on behalf of HM Government (or by
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          any government department upon which duties in connection with such index shall have devolved) provided that in the event of any change after the date of this agreement to the reference base used to compile the index the figure taken to be shown is the figure which would have been shown in the index if the reference base current at the date of this transfer had been retained.

7. Subject to the provisions of paragraphs 4 and 5 of this Schedule nothing contained in this schedule shall prevent the Seller granting the like rights set out in paragraph 3 of Schedule 2 to its tenants and other occupiers of the Retained Land.

8. The Buyer gives no warranty that the Effluent Discharge System is legally or physically fit for the purposes set out in paragraph 3 of Schedule 4 to this agreement.

9. The Buyer shall not be liable for the death of or injury to or for damage to any property of or for any loss claim demand action proceeding damage costs or expense or other liability incurred by the Seller its employees servants agents tenants and occupiers in the exercise or purported exercise of the Effluent Discharge Rights.

10. The Buyer may withhold, add to, extend, vary or make any alteration in the provision of any services comprised in the Effluent Discharge System if the Buyer reasonably considers it desirable to do so for the more efficient conduct and management of the Effluent Discharge System or the discharge of trade effluent at the Property and the Retained Land.

11. Notwithstanding any other provision in this Schedule the Buyer shall not be liable to the Seller nor shall the Seller have any claim against the Buyer in respect of any interruption in any of the services provided by the Buyer in connection with the Effluent Discharge System by reason of:

     (i)    necessary repairs or maintenance of any installations or apparatus;
            or

     (ii)   damage to or destruction of any installations or apparatus; or

     (iii)  mechanical or other defect or breakdown; or

     (iv)   frost or other inclement conditions; or

     (v)    by any other causes unavoidably beyond the Buyer's control.

12. All notices given by either party pursuant to the provisions of this Schedule shall be in writing and shall be sufficiently served if delivered by hand or sent by recorded delivery to the other party at its registered office or last known address.



Signed by
for and on behalf of
TI REYNOLDS LIMITED

Signed by  John Edwards
for and on behalf of
TI GROUP PLC